UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of the

Securities Exchange Act of 1934

July 24, 2012(July 23, 2012)

Date of Report (Date of earliest event reported)

Sonic Foundry, Inc.

(Exact name of registrant as specified in its chapter)

Maryland	1-14007	39-1783372
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

222 W. Washington Ave Madison, WI 53703	(608) 443-1600
(Address of principal executive offices)	(Registrant’s telephone number)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02 Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers

On July 23, 2012, the Board of Directors (“Board”) of Sonic Foundry, Inc. (the “Company”) appointed Brian Wiegand to serve as a member of the Company’s Board of Directors. The appointment of Mr. Wiegand filled a vacancy on the Board that was created by a decrease in the number of current directors, as discussed in the Company’s Form 8-K dated October 4, 2011. The Board intends for Mr. Wiegand to serve as an additional independent director for the Company, increasing the total number of independent directors to four. Mr. Wiegand will serve as a director for a term expiring in the year 2013.

Mr. Wiegand, age, 43, is a serial entrepreneur who successfully founded and sold several internet-based companies. He is currently the co-founder and chair of the board of Alice.com, an online retail platform that connects manufacturers and consumers in the consumer packaged goods market. Prior to Alice.com, Mr. Wiegand co-founded Jellyfish.com, a shopping search engine, in June of 2006. He served as CEO until October 2007 when the company was sold to Microsoft. Mr. Wiegand continued with Microsoft as the General Manager of Social Commerce until May 2008. He also co-founded NameProtect, a trademark research and digital brand protection services company in August 1997 which was sold to Corporation Services Company in March 2007. In addition, Mr. Wiegand founded BizFilings in 1996, the Internet’s leading incorporation Services Company. He served as the president and CEO until 2002 when the company was acquired by Wolters Kluwer. Mr. Wiegand attended the University of Wisconsin – Madison.

There was no arrangement or understanding between Mr. Wiegand, on the one hand, and any other person, on the other hand, pursuant to which Mr. Wiegand was selected as director.

The information in this Report on Form 8-K (including the exhibit) is furnished and shall not be deemed to be “filed” for purposes of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), nor shall it be deemed incorporated by reference in any filing made by the Company under the Securities Act of 1933, as amended, or the Exchange Act, except as expressly set forth by specific reference in such a filing.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Sonic Foundry, Inc. (Registrant)

July 24, 2012	By:	/s/ Kenneth A. Minor
Kenneth A. Minor Chief Financial Officer